UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 13, 2025

(Date of earliest event reported)

MARVELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40357	85-3971597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

(Address of principal executive offices, including Zip Code)

(302) 295-4840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MRVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of new Chief Accounting Officer

Marvell Technology, Inc. (the “Company”) has appointed Mr. Justin Scarpulla as the Company’s Senior Vice President, Chief Accounting Officer effective July 21, 2025.

Mr. Scarpulla, 52, served as Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Secretary of Indentiv, Inc., a supplier of specialty internet of things solutions tailored for the healthcare industry, from December 2021 until June 2025. Mr. Scarpulla previously served as Director of Finance at Space Exploration Technologies Corp., a company that designs, manufactures and launches advanced rockets and spacecraft, from May 2017 to December 2021. Prior to these roles, Mr. Scarpulla served as Chief Accounting Officer and Corporate Controller at MaxLinear, a global leader in wired network solutions from September 2011 to November 2014, and held various financial and accounting roles at Broadcom Corporation, a global leader in semiconductors for wired and wireless communications from October 1999 to August 2011. Mr. Scarpulla is a Certified Public Accountant and started his career at Ernst & Young LLP. Mr. Scarpulla holds a B.A. in Accounting and Finance from California State University Fullerton.

Mr. Scarpulla’s base salary will be $400,000, and he will be eligible to participate in the Company’s Annual Incentive Plan with a target annual incentive bonus of 53% of his annual base salary. Mr. Scarpulla will also receive a restricted stock unit grant for the number of shares of common stock equal to $950,000. The grant shall vest as to one-quarter of the number of shares granted after one year and then in quarterly installments over next three (3) years. Mr. Scarpulla’s equity awards will be subject to the terms and conditions of the Company’s 1995 Stock Option Plan. Mr. Scarpulla will be designated a “Tier 3” participant in the Company’s Change in Control Severance Plan.

There is no arrangement or understanding between Mr. Scarpulla and any other person pursuant to which Mr. Scarpulla was selected as an officer, nor does he have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Scarpulla has no family relationships with any of the Company’s directors or executive officers.

Departure of Chief Accounting Officer

Pani Dixon, Senior Vice President and Chief Accounting Officer of the Company will be departing the Company on June 27, 2025 per her notice to the Company on June 13, 2025, to pursue a new professional opportunity. Ms. Dixon’s departure is not due to any disagreement with the Company including any matters relating to the Company’s accounting practices or financial statement disclosures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVELL TECHNOLOGY, INC.

Date: June 20, 2025	By:	/s/ Mark Casper
Mark Casper
EVP, Chief Legal Officer and Secretary